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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


Subsidiary:


Kinder Morgan, G.P., Inc. a Delaware corporation.



Kinder Morgan G.P., Inc. is the general partner of the following entities:


Kinder Morgan Energy Partners, L.P., a Delaware limited partnership;

Kinder Morgan Operating L.P. "A", a Delaware limited partnership;

Kinder Morgan Operating L.P. "B", a Delaware limited partnership;

Kinder Morgan Operating L.P. "C", a Delaware limited partnership; and

Kinder Morgan Operating L.P. "D", a Delaware limited partnership.



Subsidiaries of Kinder Morgan Energy Partners, L.P.:


Kinder Morgan Natural Gas Liquids Corporation, a Delaware corporation;

Kinder Morgan CO2, LLC, a Delaware limited liability company;

Mont Belvieu Associates, a Texas general partnership;

Heartland Partnership, a Texas general partnership;

SFPP L.P., a Delaware limited partnership;

Kinder Morgan Bulk Terminals Inc., a Louisiana corporation;

River Consulting, Inc., a Louisiana corporation; and

Western Plant Services, Inc., a California corporation.